Exhibit 99.1
PCTEL Achieves $18.6 Million in Fourth Quarter Revenue; $69.3 Million in Annual
Revenue
Cites Strong Growth in Vertical Antenna Market and New Technology Deployment
Bloomingdale, IL February 24, 2011 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and wireless network optimization solutions, announced results for the fourth quarter and year ended December 31, 2010.
Fourth Quarter and Annual Highlights
•	$18.6 million in revenue for the quarter, an increase of 26 percent over the same period in 2009. $69.3 million in revenue for the year, an increase of 24 percent over 2009.

•	Gross profit margin of 47 percent in the quarter, unchanged from the same period last year. Gross profit margin of 45 percent for the year, as compared to 47 percent in 2009.

•	GAAP Operating margin of negative (7) percent for the quarter, compared to negative (4) percent for the same period in 2009. Operating margin for the year of negative (9) percent as compared to negative (11) percent in 2009.

•	GAAP Net loss of $(705,000) for the quarter, or $(0.04) per basic share, compared to a net loss of $(572,000), or $(0.03) per basic share for the same period in 2009. Net Loss of $(3.5) million for the year or $(0.20) per basic share, as compared to a net loss of $(4.5) million or $(0.26) per basic share in 2009.

•	Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.
•	Non-GAAP operating margin of 10 percent in the quarter, as compared to 4 percent in the same period in 2009. Non-GAAP operating margin for the year was 5% as compared to 3% for 2009.

•	Non-GAAP net income of $1.6 million or $0.09 per diluted share in the quarter, as compared to $663,000 or $0.04 per diluted share in the same period in 2009. Non-GAAP net income of $3.3 million or $0.18 per diluted share for the year, as compared to $2.2 million or $0.12 per diluted share in 2009.

•	$70.9 million of cash, short-term investments, and long-term investments at December 31, 2010, a decrease of $700,000 from the preceding quarter. During the quarter the Company repurchased approximately 213,000 shares of its common stock for $1.3 million, and generated approximately $600,000 of cash and investments from all other sources. The Company has approximately $2.6 million remaining on its current share repurchase program authorization.
“PCTEL’s revenue growth suggests that we have made progress in certain vertical antenna markets, including offloading, smart grid, SCADA, fleet and asset tracking,” said Marty Singer, the company’s Chairman and CEO. “We also began to see positive results from our investment in scanning receiver technology and new, regional deployments of cellular networks. We are optimistic about our growth prospects in 2011 and believe that we have an opportunity to leverage our R&D and business development investments in new markets, such as secure telephony,” added Singer.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 37532282. The call will also be webcast at http://investor.pctel.com/events.cfm. REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 37532282.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize mobile networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, TD-SCDMA and WiMAX networks. SeeHawk™, PCTEL’s latest analysis tool, facilitates the visualization of data from all of PCTEL’s data collection devices. PCTEL Secure, a joint venture with Eclipse Design Technologies, designs Android-based, secure communication products.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, Yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL aggressively developing vertical markets for its antenna products and investing in scanning receiver and secure communication products are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$23,998	$35,543
Short-term investment securities	37,146	27,896
Accounts receivable, net of allowance for doubtful accounts of $160 and $89 at December 31, 2010 and December 31, 2009, respectively	13,873	9,756
Inventories, net	10,729	8,107
Deferred tax assets, net	1,013	1,024
Prepaid expenses and other assets	3,900	2,541

Total current assets	90,659	84,867

Property and equipment, net	11,088	12,093
Long-term investment securities	9,802	12,135
Other intangible assets, net	8,865	9,241
Deferred tax assets, net	9,004	9,947
Other noncurrent assets	1,147	935

TOTAL ASSETS	$130,565	$129,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,253	$2,192
Accrued liabilities	7,546	3,786

Total current liabilities	11,799	5,978

Long-term liabilities	2,111	2,172

Total liabilities	13,910	8,150

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,285,784 and 18,494,499 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	18	18
Additional paid-in capital	137,154	138,141
Accumulated deficit	(20,578)	(17,122)
Accumulated other comprehensive income	61	31

Total stockholders’ equity	116,655	121,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,565	$129,218

The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
REVENUES	$18,560	$14,786	$69,254	$56,002
COST OF REVENUES	9,794	7,822	38,142	29,883

GROSS PROFIT	8,766	6,964	31,112	26,119

OPERATING EXPENSES:
Research and development	2,649	2,712	11,777	10,723
Sales and marketing	2,764	1,883	10,095	7,725
General and administrative	2,576	2,430	10,224	9,674
Amortization of other intangible assets	654	565	2,934	2,225
Restructuring charges	346	—	931	493
Impairment of goodwill and other intangible assets	1,084	—	1,084	1,485
Gain (loss) on sale of product lines and related note receivable	—	(75)	—	379
Royalties	—	—	—	(400)

Total operating expenses	10,073	7,515	37,045	32,304

OPERATING LOSS	(1,307)	(551)	(5,933)	(6,185)
Other income, net	280	177	602	919

LOSS BEFORE INCOME TAXES	(1,027)	(374)	(5,331)	(5,266)
Provision (benefit) for income taxes	(322)	198	(1,875)	(783)

NET LOSS	($705)	($572)	($3,456)	($4,483)

Basic Earnings per Share:
Net Loss	($0.04)	($0.03)	($0.20)	($0.26)
Diluted Earnings per Share:
Net Loss	($0.04)	($0.03)	($0.20)	($0.26)

Weighted average shares — Basic	17,092	17,446	17,408	17,542
Weighted average shares — Diluted	17,092	17,446	17,408	17,542
The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)
(in thousands except per share information)
Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating Loss	($1,307)	($551)	($5,933)	($6,185)

(a) Add:
Amortization of intangible assets	654	565	2,934	2,225
Restructuring charges	346	—	931	493
Impairment of goodwill	1,084	—	1,084	1,485
Gain (loss) on sale of product lines and related note receivable	—	(75)	—	379
Stock Compensation:
-Cost of Goods Sold	78	76	415	334
-Engineering	155	143	674	634
-Sales & Marketing	256	101	975	500
-General & Administrative	645	371	2,546	1,894

	3,218	1,181	9,559	7,944

Non-GAAP Operating Income	$1,911	$630	$3,626	$1,759

% of revenue	10.3%	4.3%	5.2%	3.1%
Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net Loss	($705)	($572)	($3,456)	($4,483)
Add:
(a) Non-GAAP adjustment to operating loss	3,218	1,181	9,559	7,944
(b) Income Taxes	(681)	54	(2,601)	(1,262)
(b) Other income	(197)	0	(197)	0

	2,340	1,235	6,761	6,682

Non-GAAP Net Income	$1,635	$663	$3,305	$2,199

Basic Earnings per Share:
Non-GAAP Net Income	$0.10	$0.04	$0.19	$0.13

Diluted Earnings per Share:
Non-GAAP Net Income	$0.09	$0.04	$0.18	$0.12

Weighted average shares — Basic	17,092	17,446	17,408	17,542
Weighted average shares — Diluted	17,516	17,794	17,954	17,862
This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.
(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, and the loss on the sale of product lines.
(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense and non-cash other income related to write-off of note payables.